Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-207089) of PowerShares DB US Dollar Index Trust of our report dated February 26, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting of PowerShares DB US Dollar Index Bullish Fund, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 26, 2016